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                                                                   EXHIBIT 10.21


                     WAIVER AGREEMENT AND AMENDMENT NO. 7 TO
               CREDIT AGREEMENT AND OTHER LOAN AND LEASE DOCUMENTS

     THIS WAIVER AGREEMENT AND AMENDMENT NO. 7 TO CREDIT AGREEMENT AND OTHER LOAN AND LEASE DOCUMENTS ("this Amendment") is dated as of August 1, 2000, by and between the BANKS listed on the signature pages hereof ("Banks"), BANK ONE, COLORADO, N.A., as Agent ("Agent"), BANC ONE LEASING CORPORATION, as Lessor ("Banc One Leasing"), ANALYTICAL SURVEYS, INC., as Borrower and Lessee ("Borrower"), MSE CORPORATION, an Indiana corporation, as Guarantor and lease guarantor ("MSE"), ASI LANDMARK, INC., a Colorado corporation, as Guarantor and lease guarantor ("Landmark"), ASI OF PUERTO RICO, INC., a Puerto Rico corporation, as Guarantor ("Puerto Rico"), MSE HOLDING COMPANY, an Indiana corporation, as Guarantor ("MSE Holding"), MSE LLC, an Indiana limited liability company, as Guarantor ("MSE LLC"), CARTOTECH, INC., a Texas corporation, as lease guarantor ("Cartotech"), INTELLIGRAPHICS INTERNATIONAL, INC. ALSO KNOWN AS ASI TECHNOLOGIES (INTELLIGRAPHICS), a Wisconsin corporation, as lease guarantor ("Intelligraphics"), and SURVEY HOLDINGS, INC., a Texas corporation, as Guarantor and lease guarantor ("Holdings" which together with MSE, Landmark, Puerto Rico, MSE Holding, MSE LLC, Cartotech, Intelligraphics and Holdings may be collectively referred to as "Guarantors");

                                   WITNESSETH:

     WHEREAS, Borrower, Banks and Agent are parties to a Credit Agreement dated as of June 3, 1998, as amended by Amendment No. 1 through Amendment No. 5 and Waiver Agreement and Amendment No. 6 to Credit Agreement and Loan and Lease Documents (as so amended, the "Credit Agreement");

     WHEREAS, Borrower and Banc One Leasing are parties to a Master Lease Agreement dated June 8, 1993 (the "Master Lease") and various lease schedules pursuant thereto and a letter agreement dated October 15, 1999 pursuant to which Banc One Leasing committed to extend a lease line of credit in the amount of Five Million Dollars ($5,000,000) (the "Lease Commitment" and the Master Lease together with all leases and lease schedules executed and delivered by Borrower to Banc One Leasing under the Master Lease and the Lease Commitment may be referred to as the "Leases" and any of which may be referred to individually by the words "Lease No." and its lease schedule number, such as Lease No. 1-94447);

     WHEREAS, pursuant to the Credit Agreement, Banks have extended to Borrower the following secured credit facilities (i) revolving lines of credit, as provided in Section 2.1 of the Credit Agreement (collectively, the "Revolving Loan") and (ii) term loans (collectively, the "Term Loan") as follows:

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     (a)  Revolving Loans Commitment:

          (i)    National City          $ 1,213,592.25
          (ii)   KeyBank                $ 1,213,592.25
          (iii)  Fifth Third            $ 2,427,184.50
          (iv)   Bank One               $ 2,645,631.00

     (b)  Term Loan Principal Balances as of July 31, 2000:

          (i)    National City          $ 2,613,268.63
          (ii)   KeyBank                $ 2,613,268.63
          (iii)  Fifth Third            $ 5,226,537.28
          (iv)   Bank One               $ 5,696,925.46

     WHEREAS, to secure the Obligations Borrower executed and delivered to the Agent, among other things, a Security Agreement and Assignment dated as of June 3, 1998 (as amended to date, the "Security Agreement"); and a Pledge and Security Agreement dated as of June 3, 1998, as amended by Amendment No. 1 to Pledge and Security Agreement dated June 26, 1998 (the "Pledge Agreement");

     WHEREAS, to further secure the Obligations, MSE, MSE Holdings, MSE LLC, Landmark, and Puerto Rico each executed and delivered to Agent a Guaranty of the Obligations;

     WHEREAS, to secure each of their respective Guaranties and to further secure the Obligations, MSE, MSE Holdings, MSE LLC, Landmark, and Puerto Rico each executed and delivered to Agent a Security Agreement and Assignment;

     WHEREAS, to further secure the Leases, MSE, Landmark, Holdings, Cartotech and Intelligraphics each executed and delivered to Banc One Leasing a guaranty of the Leases;

     WHEREAS, Borrower has not yet paid the quarterly principal installments initially due April 5, 2000 and July 5, 2000 on the Term Loan, and extended to July 31, 2000, and has not yet paid to Agent $730,000 of the tax refunds to be paid to Agent on July 31, 2000, pursuant to Section 5.1(s) of the Credit Agreement;

     WHEREAS, Banks are not currently obligated to make any Advances under the Credit Agreement; and

     WHEREAS, Borrower and Guarantors desire that Banks extend the payment date of certain of the Obligations, waive all identified existing Events of Default and Defaults, and modify certain terms of the Credit Agreement;


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                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements contained herein and the acts to be performed hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties, the parties hereby jointly and severally agree as follows:

1. Incorporation of Recitals/Definitions. The foregoing recitals and definitions set forth above are incorporated herein and made a part hereof. Terms which are defined in the Credit Agreement and which are not otherwise defined in this Amendment shall have the meanings ascribed to them in the Credit Agreement.

2.   Waiver.

     (a) Acknowledgment of Default. Borrower and Guarantors acknowledge that as of the date hereof, Borrower has not paid the quarterly installments of the Term Loan initially payable on April 5, 2000 and July 5, 2000, and which payment due dates were extended to July 31, 2000, and $730,000 of the Tax Refund, and that each such failure, until waived by the Banks, as of the date of this Amendment constitutes an Event of Default under the Credit Agreement (all such failures being collectively called the "Monetary Defaults"). Borrower and Guarantors further acknowledge that Borrower, as of the date of this Amendment, is not in compliance with the financial covenants set forth in Sections 5.2(a)(i) and 5.2(a)(ii) of the Credit Agreement and Section 18 of the Master Lease, and that each such non-compliance, until waived by the Banks and Banc One Leasing, constitutes an Event of Default under the Credit Agreement (all such non-compliance being collectively referred to as the "Financial Covenant Defaults").

     (b) Extension of Payment Dates. Banks hereby agree that the installments of principal initially due and payable on April 5, 2000 and July 5, 2000, with respect to the Term Loan, each in the amount of One Million Two Hundred Twenty-Five Thousand Dollars ($1,225,000.00), and Borrower's obligation to pay the Tax Refund (to the extent not previously paid or paid pursuant to the terms hereof at the closing of this Amendment) are hereby extended to September 30, 2000, at which time Borrower shall pay to Agent the balance of the Tax Refund then remaining due, plus the extended quarterly installments on the Term Loan in the aggregate principal sum of Three Million One Hundred Eighty Thousand Dollars ($3,180,000.00). The Credit Agreement is amended to conform to the terms of this Section 2(b).

     (c) Waiver. Banks and Banc One Leasing hereby waive the Financial Covenant Defaults and, to the extent not waived by the extension of the payment dates pursuant to Section 2(b) above, the Monetary Defaults, all such waivers being effective through September 30, 2000 (or such later date as may hereafter be agreed to in writing by


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     Banks). The Banks and Banc One Leasing also hereby waive compliance by
     Borrower during the Interim Period with Sections 5.2(a)(i) and (ii) of the Credit Agreement and Section 18 of the Master Lease. Banc One Leasing hereby waives, effective through September 30, 2000, any default or event of default by reason of the Financial Covenant Defaults and the Monetary Defaults.

     (d) Effect of Extension and Waiver. The extension and waivers granted pursuant to Subsections (b) and (c), respectively, of this Section 2 are not and shall not be deemed to be a waiver by Banks or Banc One Leasing of any other Defaults or Events of Default which may now or hereafter exist.

3.   Amendments to Credit Agreement.

     (a) The definition of the term Applicable Margin set forth in Section 1.2 of the Credit Agreement is hereby amended to read as follows:

               "Applicable Margin" means 2.00% per annum.

     (b) The definition of Interim Period set forth in Section 1.2 of the Credit Agreement is hereby amended to read as follows:

               "Interim Period" means the period from the date of the Sixth Amendment to and including September 30, 2000.

     (c) The following new definitions are inserted in Section 1.2 of the Credit Agreement such that all definitions therein are in alphabetical order:

               "Seventh Amendment" means the Waiver Agreement and Amendment No. 7 to Credit Agreement and Other Loan and Lease Documents, dated as of August 1, 2000 by and between Borrower, certain Subsidiaries or Affiliates of Borrower, Banc One Leasing Corporation, Banks and Agent.

               "Unbilled Revenues" means earnings, recognized under GAAP, under contracts and which have not yet been billed.

     (d)  Article IX of the Credit Agreement is hereby amended as follows:



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                                   ARTICLE IX

                      PROVISIONS RELATING TO INTERIM PERIOD

          9.1 Context. The purpose of Article IX is to provide Borrower with an opportunity to analyze its operations in order to present a business plan to its investment advisor and to pursue strategic alliances or other transactions which will result in a substantial reduction of the Obligations.

          9.2 Interest Payments. Notwithstanding any provision of this Agreement to the contrary, during the Interim Period the principal balance of the Loans outstanding from time to time shall bear interest and be payable at a variable rate of interest equal to the Prime Rate plus the Applicable Margin. Interest shall be due and payable monthly in arrears on the first day of each month.

          9.3 Borrowing Base. Notwithstanding any provision of this Agreement to the contrary, during the Interim Period, the term "Borrowing Base" shall mean a dollar amount equal to the sum of: (i) seventy-five percent (75%) of Eligible Accounts Receivable which are less than 90 days past the invoice date; plus (ii) fifty percent (50%) of Eligible Retainage; plus (iii) fifty percent (50%) of Eligible Accounts Receivable which are more than 90 days past the invoice date but not more than 45 days after the date of acceptance by Borrower's or any Guarantor's account debtors of the work represented by such Accounts Receivable.

          9.4 Eligible Accounts Receivable. Notwithstanding any provision of this Agreement to the contrary, during the Interim Period, the term "Eligible Accounts Receivable" shall be defined as follows:

               "Eligible Account Receivable" means all Accounts Receivable of the Borrower and the Guarantors which are subject to a first and prior Lien in favor of the Agent on behalf of the Banks pursuant to the Collateral Documents (reduced by the amount of any refund, rebate, allowance, discount or other concession to the account debtor in connection therewith) except for the following:

               (a) Accounts Receivable with respect to which the account debtor is an Affiliate of the Borrower or any Guarantor, or a director, officer, employee or agent of the Borrower or any Guarantor;

               (b) Accounts Receivable by reason of which the payment of the account debtor may be conditional;


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               (c)  Accounts Receivable which are subject to dispute,
          counterclaim or setoff;

               (d) Accounts Receivable from account debtors whose financial condition or creditworthiness of such account debtor is unacceptable under the credit policy of the Borrower, which credit policy shall be consistent with prudent industry practice;

               (e) Accounts Receivable which are more than 90 days past the invoice date and more than 45 days after the date of acceptance by Borrower's or any Guarantor's account debtors of the work represented by such Accounts Receivable;

               (f) Account Receivable owing from a single account debtor if more than Twenty-five percent (25%) of its Accounts Receivable with the Borrower and all Guarantors is more than 90 days past the invoice date and more than 45 days after the date of acceptance by Borrower's or any Guarantor's account debtors of the work represented by such Accounts Receivable;

               (g) Accounts Receivable from account debtors which do not maintain their principal place of business in the United States, unless they are supported by an irrevocable letter of credit from a banking institution in the United States acceptable to the Agent in its sole discretion;

               (h) Accounts Receivable from an account debtor which has filed, or which has had filed against it, and is pending, a petition in bankruptcy or an application for relief under any provision of any state or federal bankruptcy, insolvency or debtor-relief statute; or which has had appointed, and continues to be appointed, a trustee, custodian or receiver for the assets of such account debtor; or which has made, and is pending, an assignment for the benefit of creditors or has become, and remains, insolvent or has failed, and continues to fail, generally to pay its debts (including its employee payroll) as such debts become due; and

               (i) Accounts Receivable which are not subject to a Lien in favor of the Agent, or which are subject to a Lien in favor of a Person other than the Agent, whether or not such Lien is junior to the Lien of the Agent other than Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or which are being contested in good faith and with due diligence and with respect to which adequate reserves,


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          determined in the reasonable discretion of the Agent, have been established and Liens which do not materially and adversely affect the Banks' rights and interests in such Accounts Receivable, the Collateral, or the collectibility of the Accounts Receivable.

          9.5 Eligible Retainage. Notwithstanding any provision of this Agreement to the contrary, during the Interim Period the term "Eligible Retainage" shall be defined as follows:

               "Eligible Retainage" means that portion of Eligible Accounts Receivable of the Borrower and the Guarantors payment of which is withheld by an account debtor as security for Borrower's or such Guarantor's performance pending completion of the contract giving rise to said Eligible Account Receivable, payment of which is not in dispute, which are subject to a first and prior Lien in favor of the Agent on behalf of the Banks pursuant to the Collateral Documents (reduced by the amount of any refund, rebate, allowance, discount or other concession to the account debtor in connection therewith).

          9.6 Revolving Loan Advances During Interim Period. Subject to the Borrower's compliance with the terms of this Article IX, Banks shall continue to make Advances under the Revolving Loan during the Interim Period pursuant to the terms and limitations of Article II of this Agreement (as if the Monetary Defaults and Financial Covenants Defaults did not occur) and otherwise in accordance with the terms of this Agreement, except that:

          (i) The Maximum Revolving Credit Amount shall not exceed Seven Million Dollars ($7,000,000.00) plus the Section 9.11 Amount;

          (ii) Notwithstanding any provision of this Agreement to the contrary, Borrower shall not make any Request for Advance and Banks shall not be obligated to fund any Advance which would cause the aggregate outstanding principal balance of the Revolving Loans to exceed one hundred ten percent (110%) of the principal balance thereof as set forth in Borrower's cash flow projection dated July 25, 2000, attached hereto as EXHIBIT A (the "Cash Flow Projection"), for the week in which such Advance is requested to be funded; and

          (iii) Banks shall have no obligation to make any Advances if any Event of Default or Default, other than those Events of Default and Default waived in the Sixth Amendment and the Seventh Amendment, shall occur and remain unremedied.


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          9.7  Agent's Fee. Notwithstanding the letter agreement by and between
     Borrower and Agent dated October 8, 1998, Borrower shall pay to Agent an annual fee equal to twelve and one-half (12.5) basis points (the "Agent's Fee") on the total principal sum of the Term Loan plus the Maximum Revolving Credit Amount as at October 15th of each year. Agent acknowledges receipt of the Agent's Fee for the loan year commencing October 15, 1999 and ending October 14, 2000. For the purposes of this Agreement, one hundred (100) basis points equal one percent (1.0%).

          9.8 Financial Information and Reporting. In addition to all other financial statements and reports required by the terms of this Agreement during the Interim Period Borrower shall: (a) provide Agent with a Borrowing Base Certificate setting forth each component of the Borrowing Base as of the day prior to any Request for Advance; (b) provide Agent with a Borrowing Base Certificate setting forth each component of the Borrowing Base, each as of Friday of each week, such Borrowing Base Certificate to be received by Banks not later than Wednesday of the following week; (c) deliver to Agent such invoices, contracts and other documentation supporting Borrower's computation of the Borrowing Base, as Agent may reasonably request; (d) monthly, by the twenty-fifth day of the following month, a consolidated unaudited balance sheet and income statement prepared in accordance with GAAP, an accounts receivable aging report ("A/R Aging"), an Unbilled Revenues report ("Revenue Report") and contract status report ("Status Report"); (e) effective for the week ending June 9, 2000, initiate and conduct a weekly telephone conference with a representative of Borrower, Borrower's Financial Management Consultant (presently, Starshak & Associates, Inc.), Agent and, at the option of each of the Banks, Banks;
     (f) effective for the week ending August 4, 2000, initiate and conduct a weekly telephone conference with a representative of Borrower, Borrower's Investment Advisor, Agent and, at the option of each of the Banks, Bank; and (g) on Wednesday of each week, beginning July 5, 2000, a cash flow report for the preceding calendar week comparing actual cash flow results to Borrower's Cash Flow Projection.

          9.10 Independent Consultant. During the Interim Period, Borrower shall continue to employ a financial management consulting firm ("Financial Management Consultant") acceptable to Banks. Borrower's current Financial Management Consultant, Starshak & Associates, Inc., is acceptable to the Banks.

          9.11 Payment of Purchase Price of LIDAR System. Borrower has purchased a LIDAR system from a vendor (the "LIDAR Vendor") at a total purchase price (the "LIDAR Purchase Price") of approximately One Million Dollars ($1,000,000.00). Borrower has paid to the LIDAR Vendor the sum of


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     Five Hundred Thousand Dollars ($500,000.00) in partial payment of the LIDAR
     Purchase Price. Borrower may obtain Advances of the Revolving Loans to reimburse Borrower for any additional amounts hereafter paid the LIDAR Vendor in payment of the LIDAR Purchase Price (the "Section 9.11 Amount") not to exceed Five Hundred Thousand Dollars ($500,000.00); provided, however, in no event shall the Maximum Revolving Credit Amount exceed Seven Million Five Hundred Thousand Dollars ($7,500,000.00).

          9.12 Revised Cash Flow Projection. On or before August 15, 2000 (or such later date as may be agreed to in writing by the Agent), Borrower shall prepare and deliver to Agent a prospective thirteen (13) week cash flow forecast (the "Revised Cash Flow Projection").

          9.13 Amendment to Pledge Agreement. The requirements of Section 5.1(u) of this Agreement remain in effect. Accordingly, upon Borrower's receipt of any capital stock certificates evidencing its stock ownership in Infotech Enterprises Ltd., Borrower shall deliver such stock certificates and appropriate blank stock powers to the Agent. On or before August 15, 2000, Borrower shall: (i) deliver to Agent reasonable evidence of Borrower's ownership interest in Infotech Enterprises Ltd.; and (ii) execute and deliver to Agent an amendment of the Pledge Agreement to include the stock or other ownership interest of Borrower in Infotech Enterprises Ltd. as Collateral.

          9.14 Business Plan. As soon as available but in any event no later than August 15, 2000, the business plan of Borrower and Guarantors for the balance of fiscal year 2000 and fiscal year 2001.

          9.15 Investment Advisor. Borrower has determined that it is in the Borrower's best interest to engage an investment advisor to assist Borrower in pursuing a strategic alliance, equity investment, merger or a sale of all or part of Borrower's businesses, capital stock or assets. Borrower has engaged Brean Murray as Borrower's investment advisor ("Investment Advisor"). Subject to execution of a confidentiality agreement by the Agent and the Banks as required by the Investment Advisor and Borrower of other recipients, on or before August 21, 2000, Borrower shall deliver to Agent, with a copy for each of the Banks, the offering circular, book or other presentation material intended for dissemination to prospective strategic partners, investors or purchasers of Borrower's businesses, capital stock or assets and, thereafter, shall within three (3) business days of receipt thereof by Borrower, deliver to Agent, with a copy for each of the Banks, any supplemental materials intended for dissemination to such prospective strategic partners, investors or purchasers.


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          9.16 Delivery of Contracts. On or before August 4, 2000, Borrower shall deliver to Agent copies of Borrower's and Guarantors' contracts with their respective customers which equal at least sixty percent (60%) of the dollar amount of Borrower's backlog of contracts outstanding at May 31, 2000.

          9.17 No Additional Debt. Borrower and Guarantors shall not create, incur or suffer to exist, or permit any Guarantor to create, incur or suffer to exist, any Debt except, (i) Debt hereunder; and (ii) intercompany Debt; and (iii) Debt incurred prior to the date of the Sixth Amendment and permitted at the time incurred under the terms of Section 5.2(d) of this Agreement.

          9.18 Capital Expenditures. During the Interim Period, Capital Expenditures shall not exceed One Hundred Seventy-Five Thousand Dollars ($175,000.00) plus the amount of any payments made with respect to the LIDAR system;

          9.19 Additional Information. Borrower shall: (i) make available for consultation with Agent, in the presence of one or more representatives of Borrower, Borrower's Financial Management Consultant and Investment Advisor in connection with such matters as may affect the Collateral, Borrower's financial condition or the repayment of the Obligations and such other matters as Agent may reasonably request; (ii) provide periodic status reports received from Borrower's Financial Management Consultant and/or Investment Advisor; and (iii) promptly deliver to Agent any letter of intent, written expression of interest or offer received by Borrower or Borrower's Financial Management Consultant or Investment Advisor in connection with Borrower's efforts to achieve a strategic alliance, merger or sale of all or a portion of Borrower's businesses, capital stock or assets, to the extent that such letter, expression or offer is not subject to a confidentiality agreement or non-disclosure provision.

          9.20 Cash Collateral Account. Borrower shall, within three (3) business days of the effective date of the Seventh Amendment, establish with Agent a cash collateral account, over which Agent alone shall have the power of withdrawal.

          9.21 Review of Borrower's Contracts. Borrower shall pay to Agent all costs and expenses incurred by Agent in connection with a review of Borrower's contracts, including, without limitation, all reasonable attorneys' fees.

          9.22 Additional Events of Default. In addition to the Events of Default set forth in Section 6.1 hereof and notwithstanding any provision of this Agreement to the contrary, each of the following events shall constitute an Event of Default hereunder:


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               (a)  Failure to Timely Deliver Financial and Other Information.
          Borrower fails to timely deliver: (i) the contracts required by
          Section 9.16; (ii) the Revised Cash Flow Projection; (iii) any Borrowing Base Certificate, A/R Aging, Revenue Report or Status Report; or (iv) any other information required to delivered to Agent or Banks pursuant to the terms of this Agreement.

               (b) Cash Receipts Shortfall - Periods Ending August 12, 2000. Borrower's actual cumulative cash receipts (excluding state income tax refunds) for the weeks ending August 5, 2000 and August 12, 2000 are less than eighty-five percent (85%) of the anticipated cumulative cash receipts (excluding state income tax refunds) for such weeks as set forth in the Cash Flow Projection.

               (c) Cash Receipts Shortfall - Periods Ending After August 12, 2000. For weeks ending after August 12, 2000, Borrower's actual cumulative cash receipts (excluding state income tax refunds), measured from the week ending August 5, 2000, are less than ninety percent (90%) of the anticipated cumulative cash receipts (excluding state income tax refunds) for such weeks as set forth in the Cash Flow Projection.

               (d) Cash Expenditures. Borrower's actual cumulative cash expenditures (excluding Capital Expenditures) for any week exceed the anticipated cumulative cash expenditures (excluding Capital Expenditures) as set forth in the Cash Flow Projection.

               (e) Unbilled Revenues and Borrowing Base. The sum of Borrower's Unbilled Revenues and Borrowing Base are less than: (i) Thirty-Three Million Dollars ($33,000,000.00) at July 31, 2000; or (ii) Twenty-Nine Million Dollars ($29,000,000.00) at August 31, 2000.

4. Lease Commitment. Borrower hereby acknowledges that Banc One Leasing did not elect to fund the Five Hundred Thousand Dollar ($500,000.00) discretionary lease line established pursuant to the Sixth Amendment and that, by its terms, such discretionary lease line has expired. Borrower further acknowledges that Banc One Leasing does not have any further obligations under the Lease Commitment nor any obligation to further fund any Lease.

5. Assignment of Interest in LIDAR System. Banc One Leasing hereby assigns to Agent, for the ratable benefit of Banks, all of Banc One Leasing's right, title and interest in the LIDAR system purchased by Borrower and agrees to execute such Uniform Commercial Code financing statements, assignments or releases as Agent may request. Borrower hereby consents to such


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assignment to Agent or release in favor of Agent and acknowledges the security interest of Agent in and to the LIDAR system.

6. Fee. On the effective date hereof, Borrower shall pay to Agent for the ratable benefit of Banks a restructure and waiver fee in the amount of Nineteen Thousand Seven Hundred Dollars ($19,700.00) for the period from August 1, 2000 through September 30, 2000 (the "Restructure Fee").

7. Conditions Precedent. This Amendment shall be effective when each of the following have been satisfied:

     (a) Agent has received the Restructure Fee required by Section 6 of this Amendment;

     (b) Borrower, each Guarantor, Agent, each Bank and Banc One Leasing has executed this Amendment and Agent has received a counterpart originally executed by each of the foregoing;

     (c) Within five Banking Days after the date of this Amendment, Borrower and each Guarantor has delivered to Agent resolutions of its board of directors authorizing the execution and delivery of this Amendment and the performance of the obligations of Borrower and each Guarantor hereunder. Notwithstanding any provision of this Amendment or the Credit Agreement, as hereby amended, to the contrary, the failure to deliver to Agent the resolutions required by this Section 6(c) within five Banking Days shall constitute an Event of Default; and

     (d) Borrower and each Guarantor shall have delivered a certificate of its secretary stating the names of those officers of Borrower and each Guarantor authorized to execute this Amendment, each containing a specimen signature of each such officer.

8. RELEASE OF BANKS, AGENT AND BANC ONE LEASING. BORROWER AND GUARANTORS HEREBY FOREVER RELEASE AND DISCHARGE BANKS, AGENT AND BANC ONE LEASING, FROM, AND HEREBY FOREVER RELINQUISH AND WAIVE, ANY AND ALL DEBTS, DEMANDS, CLAIMS, LIABILITY, SUITS, PROCEEDINGS, EXPENSES, ACTIONS AND CAUSES OF ACTION WHATSOEVER, OF EVERY KIND, NAME AND NATURE, KNOWN AND UNKNOWN, WHETHER OR NOT FOUNDED IN FACT OR IN LAW, AND WHETHER IN LAW OR IN EQUITY OR OTHERWISE, HERETOFORE OR NOW EXISTING OR HEREAFTER ARISING IN ANY MANNER WHATSOEVER ARISING FROM, IN CONNECTION WITH OR WITH RESPECT TO FACTS ARISING BEFORE OR IN EXISTENCE AS OF THE DATE OF EXECUTION OF THIS AMENDMENT, INCLUDING, WITHOUT LIMITATION, ANY LOAN TO

BORROWER, ANY REQUEST FOR WAIVER OF ANY COVENANT OR CONDITION OF THE CREDIT AGREEMENT, ANY GUARANTY OR GUARANTEE OF GUARANTORS, ANY COLLATERAL GRANTED TO BANKS OR AGENT TO SECURE ANY OBLIGATION OF ANY OF BORROWER OR GUARANTORS TO BANKS OR AGENT, ANY NEGOTIATIONS BETWEEN BANKS OR AGENT AND THE BORROWER OR ANY GUARANTOR WITH RESPECT TO ANY OF THE FOREGOING, THE LEASE COMMITMENT, THE LEASES, ANY FAILURE TO FUND ANY LEASE, ANY NEGOTIATIONS BETWEEN BANC ONE LEASING AND THE BORROWER OR ANY GUARANTOR OR ANY OTHER MATTER INVOLVING BORROWER, GUARANTORS OR ANY OF THEM, AND ANY OTHER ACT, ACTION, DECISION, INACTION, REFUSAL TO ACT, FORBEARANCE OR OMISSION OF BANKS, AGENT, BANC ONE LEASING OR ANY OFFICER, DIRECTOR, EMPLOYEE, ATTORNEY OR OTHER AGENT OF BANKS, AGENT OR BANC ONE LEASING OR ANY OTHER MEMBER OF THE BANK/AGENT GROUP. WITHOUT IN ANY MANNER LIMITING THE SCOPE OF THE RELEASE CONTAINED IN THIS SECTION 8, BORROWER AND GUARANTORS EXPRESSLY AGREE THAT THEY HAVE CONSULTED, OR HAD ANY OPPORTUNITY TO CONSULT, WITH LEGAL COUNSEL WITH RESPECT TO THE RELEASE CONTAINED IN THIS AMENDMENT, THEY UNDERSTAND THAT THIS AMENDMENT CONTAINS A RELEASE OF THE BROADEST POSSIBLE NATURE AND RESULTS IN THE RELEASE OF THOSE CLAIMS KNOWN TO THE PARTIES AND THOSE CLAIMS WHICH ARE NOT KNOWN TO THE PARTIES AND, FURTHERMORE, THAT THE RELEASE HEREBY GIVEN IS GIVEN IN EACH AND EVERY CAPACITY WHICH THE PARTY HOLDS AND RELEASES NOT ONLY THOSE CLAIMS WHICH THE PARTY MIGHT HAVE BROUGHT DIRECTLY PRIOR TO THE EXECUTION OF THIS AMENDMENT BUT ALSO THOSE CLAIMS WHICH MAY HAVE BEEN BROUGHT INDIRECTLY OR DERIVATIVELY BY BORROWER OR GUARANTORS. BORROWER AND EACH OF THE GUARANTORS SHALL BE DEEMED TO HAVE RELEASED, RELINQUISHED, WAIVED AND DISCHARGED EACH AND EVERY CLAIM ANY OF THEM MAY HAVE WHETHER NOW EXISTING OR HEREAFTER ARISING TO THE FULLEST EXTENT POSSIBLE AS HEREINBEFORE PROVIDED. BORROWER AND GUARANTORS ACKNOWLEDGE THAT THE PROVISIONS OF THIS SECTION 8 ARE A MATERIAL INDUCEMENT FOR THE BANKS AND AGENT TO ENTER INTO THIS AMENDMENT. For the purposes of this Section 8, Banks and Agent shall mean Bank One, Colorado, N.A., Bank One, Indiana, N.A., KeyBank National Association, National City Bank of Indiana, National City Bank, Indiana, The Fifth Third Bank of Central Indiana and their predecessors-in-interest, the parent company of any of them, all other affiliates of Banks and Agent and all subsidiaries, direct or indirect, of Banks, Agent and any other member of the Bank/Agent Group (as hereinafter defined). For the purposes of this Section 8, Banc One Leasing shall mean Banc One Leasing Corporation, any predecessor-in-interest, its parent company and all other affiliates of Banc One Leasing Corporation and all subsidiaries, direct or indirect, of Bank One Leasing Corporation and any other member of the Bank/Agent Group. For the purposes of this Section 8, Bank/Agent Group shall mean Banks, Agent, Banc One Leasing, the parent company of any of them, all other affiliates of any of them and all subsidiaries, direct or indirect, of Banks, Agent, Banc One Leasing and any other member of the Bank/Agent Group and all officers, directors, employees, attorneys and other agents of Banks, Agent, Banc One Leasing and all other members of the Bank/Agent Group.

9. Further Agreements/No Course of Dealing Established. Borrower and Guarantors, jointly and severally, hereby acknowledge and agree that:

     (a) This Amendment does not constitute, and, except as expressly set forth herein, no agreement, compromise or settlement of any kind has been reached between Banks and Borrower or any Guarantor regarding, a reinstatement, restructuring or modification of the Obligations or any portion thereof or of any of the Loan Instruments, and no such agreement shall exist or be deemed to exist unless and until all parties thereto execute and deliver complete documentation setting forth the terms of any such reinstatement, restructuring or modification;

     (b) Banks are not obligated to reach any further agreement concerning the reinstatement, restructure or modification of the Obligations or any of the Loan Instruments; and

     (c) Neither this Amendment, nor any action taken or forbearance by Banks pursuant to this Amendment, shall impair, prejudice, or in any other manner affect the rights of Agent or Banks in and to any of the Collateral (including, without limitation, any proceeds thereof) or establish or be deemed to establish any precedent or course of dealing with respect to any of the Obligations or Collateral.

10. Consent of Guarantor. Each of the Guarantors hereby expressly consent to the execution and delivery of this Amendment by each of the parties to this Amendment, including Banks and Banc One Leasing, and to the performance by Borrower, Guarantors, Agent, Banks and Banc One Leasing pursuant to this Amendment and agrees that neither the provisions of this Amendment nor any action taken or not taken in accordance with the terms of this Amendment shall constitute a termination, extinguishment, release or discharge of any of the Obligations or the liability of the Borrower with respect thereto or the obligations of any Guarantor or provide a defense, setoff or counterclaim to the Borrower or any Guarantor with respect to any of the Obligations under the Credit Agreement, any Guarantee in favor of Agents or Banks, as applicable, or any Lease now existing or hereafter arising.

11. Survival/No Third Party Beneficiaries. All of the acknowledgments, representations, warranties, covenants and agreements of the Borrower and each of the Guarantors shall survive and continue in full force and effect from and after the closing of this Amendment. There are no third party beneficiaries of or to this Amendment.

12. No Joint Venture. Borrower and Guarantors acknowledge that the relationship between Borrower and Guarantors, on the one hand, and Agent, Banks and Banc One Leasing, on the other, is strictly that of "debtor/creditor", and that this Amendment shall not be construed as creating a partnership, joint venture or co-venture between them. Borrower and Guarantors acknowledge and agree that neither Agent, any of the Banks nor Banc One Leasing is a fiduciary with respect to them, or the creditors or equity security holders of Borrower or Guarantors.

13. Counterparts. This Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

14. Entire Agreement. This Amendment embodies the entire agreement and understanding between Borrower, Guarantors, Agent, Banks and Banc One Leasing with respect to the subject matter hereof, and supersedes all prior agreements and understandings relating to its subject matter. This Amendment may not be amended or in any manner modified unless such amendment or modification is in writing and signed by all of the parties hereto.

15. Ratification. Borrower and each Guarantor hereby ratifies and confirms its Obligations under the Credit Agreement and the other Loan Instruments, as amended hereby, and the liens and security interests created thereby, and acknowledges that it has no defenses, claims or setoffs to the enforcement by Agent or Banks of Borrower's and/or Guarantors' Obligations under the Credit Agreement and the other Loan Instruments, as amended hereby.

16. Continued Effectiveness. Except as expressly provided herein, the Credit Agreement and the Loan Instruments shall remain in full force and effect in accordance with their respective terms.

17. Expenses. Borrower agrees to pay or reimburse on demand all reasonable costs and expenses of the Agent incurred in connection with the preparation, execution, delivery or enforcement of this Amendment and the other agreements, documents and instruments provided for herein.

18. Applicable Law. This Amendment shall be governed by and construed in accordance with the substantive law of the State of Indiana notwithstanding the fact that the conflict of law provisions of Indiana law may require the application of the substantive law of another jurisdiction.

     IN WITNESS WHEREOF, the parties have executed this Amendment.

                                        ANALYTICAL SURVEYS, INC., as Borrower


                                        By:


                                                  Printed Name and Title


                                        MSE CORPORATION, as Guarantor and lease
                                        guarantor


                                        By:


                                                  Printed Name and Title


                                        ASI LANDMARK, INC., as Guarantor and
                                        lease guarantor


                                        By:


                                                  Printed Name and Title


                                        ASI OF PUERTO RICO, INC., as Guarantor


                                        By:


                                                  Printed Name and Title

                                        MSE HOLDING COMPANY, as Guarantor


                                        By:


                                                  Printed Name and Title


                                        MSE LLC, as Guarantor


                                        By:


                                                  Printed Name and Title


                                        CARTOTECH, INC., as lease guarantor


                                        By:


                                                  Printed Name and Title


                                        INTELLIGRAPHICS INTERNATIONAL, INC.,
                                        also known as ASI TECHNOLOGIES
                                        (INTELLIGRAPHICS), as lease guarantor


                                        By:


                                                  Printed Name and Title

                                        SURVEY HOLDINGS, INC., as Guarantor and
                                        lease guarantor


                                        By:


                                                  Printed Name and Title


                                        BANK ONE, COLORADO, N.A., as Agent and
                                        Bank


                                        By:
                                             Richard M. Hixson, Officer


                                        KEYBANK NATIONAL ASSOCIATION, as Bank


                                        By:


                                                  Printed Name and Title


                                        THE FIFTH THIRD BANK OF CENTRAL INDIANA, as Bank


                                        By:


                                                  Printed Name and Title

                                        NATIONAL CITY BANK OF INDIANA, as Bank


                                        By:


                                                  Printed Name and Title


                                        BANC ONE LEASING CORPORATION


                                        By:
                                             Michael B. Anthony, Special Assets
                                             Officer